Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter Results:
•	EPS Increases to $0.14 from $0.02 Proforma Last Year
•	Comparable Store Sales Increase 8.9%
•	Agrees to Acquire Golf Galaxy
PITTSBURGH, Pa., November 13, 2006 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 28, 2006.
Third Quarter Results
Net income for the third quarter ended October 28, 2006 was $7.8 million and earnings per share was $0.14, as compared to prior year proforma net income of $0.9 million, or $0.02 per share (which has been adjusted for $0.06 of stock option expense per share as if the Company expensed stock options). Earnings guidance provided on August 15, 2006 was for earnings per share of approximately $0.03 — 0.04.
On a GAAP basis, net income increased to $7.8 million and earnings per share increased to $0.14, as compared to prior year net income (excluding stock option expense) of $4.2 million, or $0.08 per share.
Net sales for the quarter increased 22% to $708.3 million while comparable store sales increased 8.9%. The former Galyan’s stores are included in the third quarter comparable store sales calculation. Comparable store sales guidance provided on August 15, 2006 was for an increase of approximately 3 — 4%.
“I am very pleased with the performance of our team across all functional areas as measured by a variety of metrics. Earnings per share, comp store sales and inventory per square foot were all noteworthy. It is important to note that the weather was very much in our favor as was new product introductions for football and soccer. Certainly, some of the fourth quarter business shifted to the third quarter. That said, we executed well while opening a record 26 stores in the quarter,” said Edward W. Stack, Chairman and CEO.
New Stores
In the third quarter, the Company opened 26 single-level stores (23 in existing markets and three in new markets) which completes the new store openings for the year. The stores that opened in the third quarter are listed in a table later in the release under the heading “Store Count and Square Footage”.
As of October 28, 2006, the Company operated 294 stores, with approximately 16.7 million square feet, in 34 states.
Year-to-Date Results
Net income for the 39 weeks ended October 28, 2006 increased 48% to $44.9 million and earnings per share increased 46% to $0.82, as compared to prior year proforma net income of $30.3 million, or $0.56 per share (which has been adjusted for $0.19 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment).

On a GAAP basis, net income increased to $44.9 million and earnings per share increased to $0.82, as compared to prior year net income of $19.0 million, or $0.35 per share which included $37.8 million pre-tax of merger integration costs and a $1.8 million pre-tax gain on sale of investment.
Net sales increased 18% to $2,088 million while comparable store sales increased 7.7%. The former Galyan’s stores are not included in the year-to-date comparable store sales calculation as they were not in the comp store base at the beginning of 2006.
Acquisition of Golf Galaxy, Inc.
Dick’s and Golf Galaxy, Inc. (Nasdaq: GGXY) have entered into a definitive agreement and plan of merger. Under the terms of the agreement, each outstanding share of Golf Galaxy common stock will be converted into the right to receive $18.82 per share in cash, without interest.
Dick’s offer represents a premium of 19% over Golf Galaxy’s closing stock price as of November 10, 2006. Based on approximately 11.7 million outstanding Golf Galaxy shares, the transaction would be valued at approximately $225 million. The transaction will be financed using our existing credit facility.
Completion of the transaction is contingent upon various conditions, which are more fully set forth in the merger agreement, and includes, among other things, approval of the transaction by Golf Galaxy’s shareholders. The merger transaction is anticipated to be completed not before February 6, 2007, subject to Hart-Scott-Rodino approval under United States antitrust laws and customary closing conditions.
Certain holders of Golf Galaxy’s common stock have entered into a voting agreement with Dick’s where they have agreed to vote 19.9% of the outstanding common stock in favor of the merger at the special shareholders meeting.
Golf Galaxy currently operates 61 stores in 24 states, ecommerce websites and catalog operations, and generated $250 million in sales during the last 12 months ended August 26, 2006.
Dick’s management anticipates that the acquisition will be accretive in fiscal 2007. Earnings guidance will be provided with our year end earnings release in March in connection with our standard practice.
“Golf Galaxy is a rapidly growing, profitable company which we believe is the best in the specialty golf category. The passion with which Dick’s Sporting Goods and Golf Galaxy associates serve the enthusiast golfer make this transaction a big win for shareholders and golf enthusiasts alike,” said Edward W. Stack, Chairman and CEO.
Peter J. Solomon Securities Company Limited provided financial advisory services to Dick’s Sporting Goods in connection with the transaction.
2006 Outlook
The Company’s current outlook for 2006 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The earnings outlook does not include the combined results of Dick’s and Golf Galaxy and excludes any merger-related expenses that may be incurred pursuant to the merger.
•	Full Year 2006 Comparisons to Fiscal 2005
•	We are increasing earnings guidance for the full year as a result of our third quarter performance. Based on an estimated 55 million shares outstanding, the Company is increasing earnings guidance from the previous guidance of approximately $1.84 — 1.88 to the new guidance of approximately $1.95 — 1.98 per share (which includes $0.26 of stock option expense per share). This represents an approximate 30% increase over fiscal 2005 proforma earnings per share of $1.50 (which has been adjusted for $0.25 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment).

•	Comparable store sales are expected to increase approximately 6% on a 52-week to 52-week comparative basis.
•	The Company opened 39 new stores year-to-date which completes the new store openings for the year. Two stores were relocated in the first quarter of 2006.
•	Fourth Quarter 2006 — 14 Week Quarter
•	Based on an estimated 56 million shares outstanding, the Company is providing earnings guidance of approximately $1.13 — 1.16 per share (which includes $0.06 of stock option expense per share). This represents an approximate 22% increase over fourth quarter 2005 proforma earnings per share of $0.94 (which has been adjusted for $0.06 of stock option expense per share as if the Company expensed stock options).
•	Comparable store sales are expected to increase approximately 2 — 3% on a 13-week to 13-week comparative basis.
Conference Call Info
The Company will be hosting a conference call today at 5:00 pm Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 25488141. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 as filed with the Securities and Exchange Commission on March 23, 2006 and those references herein to our planned merger with Golf Galaxy. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of October 28, 2006, the Company operated 294 stores in 34 states primarily throughout the Eastern half of the U.S.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005

Net sales	$708,343	$582,665	$2,087,888	$1,775,480
Cost of goods sold, including occupancy and distribution costs	517,008	429,211	1,511,490	1,295,638

GROSS PROFIT	191,335	153,454	576,398	479,842

Selling, general and administrative expenses	167,393	136,564	478,868	392,282
Pre-opening expenses	8,333	6,022	14,936	10,259
Merger integration and store closing costs	—	—	—	37,790

INCOME FROM OPERATIONS	15,609	10,868	82,594	39,511

Gain on sale of investment	—	—	—	(1,844)
Interest expense, net	2,617	3,896	7,772	9,771

INCOME BEFORE INCOME TAXES	12,992	6,972	74,822	31,584

Provision for income taxes	5,197	2,789	29,929	12,634

NET INCOME	$7,795	$4,183	$44,893	$18,950

EARNINGS PER COMMON SHARE:
Basic	$0.15	$0.08	$0.88	$0.38
Diluted	$0.14	$0.08	$0.82	$0.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	51,272	50,120	50,812	49,652
Diluted	55,437	53,947	54,973	53,917

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 28,	October 29,	January 28,
	2006	2005	2006
	(unaudited)	(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,137	$32,009	$36,564
Accounts receivable, net	62,922	55,366	29,365
Income taxes receivable	16,100	5,637	—
Inventories, net	787,103	674,877	535,698
Prepaid expenses and other current assets	19,241	14,236	11,961
Deferred income taxes	—	12,411	429

Total current assets	920,503	794,536	614,017

Property and equipment, net	425,970	363,113	370,277
Construction in progress — leased facilities	22,229	5,524	7,338
Goodwill	156,628	157,500	156,628
Other assets	52,455	42,863	39,529

TOTAL ASSETS	$1,577,785	$1,363,536	$1,187,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$384,727	$332,446	$253,395
Accrued expenses	190,370	138,744	136,520
Deferred revenue and other liabilities	50,461	39,556	62,792
Income taxes payable	—	—	18,381
Current portion of other long-term debt and capital leases	141	560	181

Total current liabilities	625,699	511,306	471,269

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	101,823	202,570	—
Other long-term debt and capital leases	8,412	8,356	8,520
Non-cash obligations for construction in progress — leased facilities	22,229	5,524	7,338
Deferred revenue and other liabilities	140,793	105,957	113,369

Total long-term liabilities	445,757	494,907	301,727

STOCKHOLDERS’ EQUITY:
Common stock	380	364	365
Class B common stock	135	138	137
Additional paid-in capital	256,091	206,280	209,526
Retained earnings	247,735	148,812	202,842
Accumulated other comprehensive income	1,988	1,729	1,923

Total stockholders’ equity	506,329	357,323	414,793

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,577,785	$1,363,536	$1,187,789

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 28,	October 29,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,893	$18,950
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	39,378	36,542
Deferred income taxes	(11,109)	(13,983)
Stock-based compensation	18,719	—
Excess tax benefit from stock-based compensation	(11,776)	—
Tax benefit from exercise of stock options	996	14,193
Gain on sale of investment	—	(1,844)
Other non-cash items	1,951	1,841
Changes in assets and liabilities:
Accounts receivable	5,947	(17,449)
Inventories	(251,405)	(217,051)
Prepaid expenses and other assets	(9,546)	(4,940)
Accounts payable	128,303	96,778
Accrued expenses	32,353	7,348
Income taxes payable	(5,663)	—
Deferred construction allowances	26,554	3,623
Deferred revenue and other liabilities	(3,646)	3,608

Net cash provided by (used in) operating activities	5,949	(72,384)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(136,175)	(93,716)
Proceeds from sale-leaseback transactions	14,075	18,070
Increase in recoverable costs from developed properties	(14,892)	(662)
Proceeds from sale of investment	—	1,922

Net cash used in investing activities	(136,992)	(74,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	101,823	126,476
Payments on other long-term debt and capital leases	(148)	(345)
Proceeds from exercise of stock options	11,038	6,804
Proceeds from sale of common stock under employee stock purchase plan	2,098	2,135
Excess tax benefit from stock-based compensation	11,776	—
Increase in bank overdraft	3,029	24,823

Net cash provided by financing activities	129,616	159,893

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,427)	13,123
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,564	18,886

CASH AND CASH EQUIVALENTS, END OF PERIOD	$35,137	$32,009

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$14,891	$(9,709)
Accrued property and equipment	$21,497	$(10,286)
Cash paid for interest	$6,905	$12,464
Cash paid for income taxes	$60,940	$4,304

Store Count and Square Footage
The stores that opened during the third quarter are as follows:

Store	Market	Store	Market

Altoona, PA	Altoona	Brighton, MI	Detroit
Alpharetta, GA	Atlanta	Grand Rapids, MI	Grand Rapids
Fayetteville, GA	Atlanta	Maple Grove, MN	Minneapolis
Newnan, GA	Atlanta	Franklin, TN	Nashville
Birmingham, AL	Birmingham	Madison, TN	Nashville
Dedham, MA	Boston	Cherry Hill, NJ	Philadelphia
Arlington Heights, IL	Chicago	Pittsfield, MA	Pittsfield
Deer Park, IL	Chicago	Topsham, ME	Portland
Merrillville, IN	Chicago	Apex, NC	Raleigh
Tinley Park, IL	Chicago	Christiansburg, VA	Roanoke
Strongsville, OH	Cleveland	Salisbury, MD	Salisbury
Grove City, OH	Columbus	Williamsport, PA	Wilkes-Barre
Longmont, CO	Denver	Jacksonville, NC	Wilmington
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2006				Fiscal 2005
	Q1	Q2	Q3	Total	Q1	Q2	Q3	Total
Beginning stores	255	263	268	255	234	236	239	234
New	8	5	26	39	7	3	16	26
Closed	—	—	—	—	(5)	—	—	(5)

Ending stores	263	268	294	294	236	239	255	255

Relocated stores	2	—	—	2	—	1	3	4

Square Footage:
(in millions)

	Fiscal 2006	Fiscal 2005	% Increase
Q1	15.2	13.6	12%
Q2	15.5	13.8	12%
Q3	16.7	14.7	14%
Reconciliation of Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes net income and earnings per share adjusted for merger integration and store closing costs, gain on sale of investment and stock option expense had the Company applied SFAS 123, “Accounting for Stock-Based Compensation” in fiscal 2005. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. A reconciliation of these non-GAAP measures to the applicable GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Proforma Net Income, Earnings Per Share and EBITDA Reconciliations
     Proforma Net Income and Proforma Earnings Per Share Reconciliation
     (dollars in thousands, except per share data):

	13 Weeks Ended		39 Weeks Ended
	October 29, 2005		October 29, 2005
		Per		Per
	Amounts	Share	Amounts	Share
Net income and earnings per share (GAAP)	$4,183	$0.08	$18,950	$0.35
Less: Stock option expense, after tax	(3,277)	(0.06)	(10,202)	(0.19)
Add: Merger integration and store closing costs (Galyan’s), after tax	—	—	22,674	0.42
Less: Gain on sale of investment, after tax	—	—	(1,106)	(0.02)

Proforma net income and earnings per share	$906	$0.02	$30,316	$0.56

	13 Weeks Ended		52 Weeks Ended
	January 28, 2006		January 28, 2006
		Per		Per
	Amounts	Share	Amounts	Share
Net income and earnings per share (GAAP)	$54,030	$1.00	$72,980	$1.35
Less: Stock option expense, after tax	(3,282)	(0.06)	(13,484)	(0.25)
Add: Merger integration and store closing costs (Galyan’s), after tax	—	—	22,674	0.42
Less: Gain on sale of investment, after tax	—	—	(1,106)	(0.02)

Proforma net income and earnings per share	$50,748	$0.94	$81,064	$1.50

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	Q3
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
	(dollars in thousands)
Net income	$7,795	$4,183	$4,183
Provision for income taxes	5,197	2,789	2,789
Interest expense, net	2,617	3,896	3,896
Depreciation and amortization	13,132	12,218	12,218
Less: Stock option expense (fiscal 2005)	—	—	(5,462)

EBITDA	$28,741	$23,086	$17,624

GAAP EBITDA % increase over GAAP Prior Year	24%
GAAP EBITDA % increase over Proforma Prior Year	63%

	YTD
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
	(dollars in thousands)
Net income	$44,893	$18,950	$18,950
Provision for income taxes	29,929	12,634	12,634
Interest expense, net	7,772	9,771	9,771
Depreciation and amortization	39,378	36,542	36,542
Less: Depreciation and amortization (merger integration)	—	—	(869)
Add: Merger integration and store closing costs	—	—	37,790
Less: Gain on sale of investment	—	—	(1,844)
Less: Stock option expense (fiscal 2005)	—	—	(17,003)

EBITDA	$121,972	$77,897	$95,971

GAAP EBITDA % increase over GAAP Prior Year	57%
GAAP EBITDA % increase over Proforma Prior Year	27%
/1	Proforma adjusts for merger integration and store closing costs related to the Galyan’s acquisition in 2004, gain on sale of investment and the effect of expensing stock options as if we had applied SFAS 123, “Accounting for Stock-Based Compensation”, in fiscal 2005.